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                                                                   EXHIBIT 10.12


This memorandum dated as of this 30th day of August 1996, sets forth certain terms of employment offered to and accepted by Mary R. Beshears ("MRB") in consideration of MRB continuing employment with Daniel Industries, Inc. ("Company").

1. If MRB is terminated for any reason other than cause, the Company will pay her annual salary less applicable withholding taxes and medical insurance deductions in four (4) quarterly installments.

2. If MRB should be employed by a third party during the year following termination, any quarterly payments following employment would be reduced by the amount of her net salary from the third party employer.

3. Cause as used herein means that MRB shall willfully and continuously fail to substantially perform her duties to the Company (other than failure that results from her mental or physical disability) within 30 days after written notice form the Company to MRB demanding substantial performance, which notice shall specifically identify which duties MRB has failed to perform.







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                                             W. A. Griffin, III



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                                             Mary R. Beshears